As filed with the Securities and Exchange Commission on June 17, 2009

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

PLX TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	870 W. Maude Avenue	94-3008334
(State or other jurisdiction of incorporation or organization)	Sunnyvale, California 94085 (408) 774-9060	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

PLX Technology, Inc.
Employee Stock Ownership Plan

(Full Title of the Plan)

Arthur Whipple
Chief Financial Officer
PLX Technology, Inc.
870 W. Maude Avenue
Sunnyvale, California 94085
(408) 774-9060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen J. Schrader, Esq.
Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, California 94111
(415) 576-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934. (Check One):

Large accelerated filer  ☐  Accelerated filer  ☒  Non-accelerated filer  ☐  Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock(1) $0.001 par value per share	1,300,000 shares	$3.52	$4,576,000	$255.84

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the PLX Technology, Inc. Employee Stock Ownership Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s Common Stock.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.  The computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on NASDAQ for June 9, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

PLX Technology, Inc. (the “Registrant”) and the PLX Technology, Inc. Employee Stock Ownership Plan (the “Plan”) incorporate by reference herein the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008;

(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c)    The Registrant’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on January 6, 2009, March 18, 2009, March 19, 2009, April 14, 2009 and May 27, 2009;

(d)    The Registrant’s preliminary Proxy Statement for a Special Meeting of Stockholders originally to be held on April 24, 2009, as filed with the Commission on March 12, 2009;

(e)    Amendment No. 1 to the Registrant’s preliminary Proxy Statement for a Special Meeting of Stockholders rescheduled to be held on May 18, 2009, as filed with the Commission on April 14, 2009;

(f)    The Registrant’s definitive Proxy Statement for a Special Meeting of Stockholders which was held on May 22, 2009, as filed with the Commission on April 24, 2009;

(g)    The Registrant’s definitive Proxy Statement for the Annual Meeting of Stockholders which was held on May 26, 2009, as filed with the Commission on April 24, 2009;

(h)    The Registrant’s preliminary communication relating to a tender offer on Schedule TO-C, as filed with the Commission on March 23, 2009;

(i)    The Registrant’s Tender Offer Statement on Schedule TO-I, as filed with the Commission on March 31, 2009;

(j)    Amendment No. 1 to the Registrant’s Tender Offer Statement on Schedule TO-I/A, as filed with the Commission on April 21, 2009;

(k)    Amendment No. 2 to the Registrant’s Tender Offer Statement on Schedule TO-I/A, as filed with the Commission on May 5, 2009;

(l)    The description of the Registrant’s Common Stock which is contained in its Registration Statement on Form 8-A filed with the Commission on April 2, 1999 (SEC File No. 000-25699), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the personal liability of the directors of the Registrant is eliminated to the fullest extent permitted by the provisions of Paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.  The Registrant’s Amended and Restated Certificate of Incorporation provides further that the Registrant shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

The Registrant’s Bylaws further provide that each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Registrant to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any such action, suit or proceeding.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (SEC File No. 333-71795))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on November 26, 2007)

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1	Power of Attorney (included within signature page to this Form S-8)

99.1	PLX Technology, Inc. Employee Stock Ownership Plan

The Registrant hereby undertakes to submit the PLX Technology, Inc. Employee Stock Ownership Plan and any amendment thereto to the Internal Revenue Service in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

(A)   The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant, PLX Technology, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 17, 2009.

PLX TECHNOLOGY, INC.

By:	/s/ Arthur Whipple
Arthur O. Whipple
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ralph H. Schmitt and Arthur O. Whipple, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ralph H. Schmitt	President, Chief Executive Officer and Director	June 17, 2009
Ralph H. Schmitt	(Principal Executive Officer)

/s/ Arthur Whipple	Chief Financial Officer	June 17, 2009
Arthur Whipple	(Principal Financial and Accounting Officer)

/s/ D. James Guzy	Chairman of the Board of Directors	June 17, 2009
D. James Guzy

/s/ Michael J. Salameh	Director	June 17, 2009
Michael J. Salameh

/s/ John H. Hart	Director	June 17, 2009
John H. Hart

/s/ Robert H. Smith	Director	June 17, 2009
Robert H. Smith

/s/ Thomas Riordan	Director	June 17, 2009
Thomas Riordan

/s/ Patrick Verderico	Director	June 17, 2009
Patrick Verderico

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 17, 2009.

PLX TECHNOLOGY, INC,
EMPLOYEE STOCK OWNERSHIP PLAN

By:	/s/ Arthur Whipple
Arthur O. Whipple, on behalf of PLX Technology, Inc.,
as Plan Administrator

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (SEC File No. 333-71795))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on November 26, 2007)

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1	Power of Attorney (included within signature page to this Form S-8)

99.1	PLX Technology, Inc. Employee Stock Ownership Plan

The Registrant hereby undertakes to submit the PLX Technology, Inc. Employee Stock Ownership Plan and any amendment thereto to the Internal Revenue Service in a timely manner and to make all changes required by the IRS in order to qualify the Plan.